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EXHIBIT 99.1


                   [Letterhead of The Town and Country Trust]



FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST NAMES THOMAS L. BRODIE PRESIDENT

NEW YORK, NY - November 9, 2004 - The Town and Country Trust (NYSE: TCT - news), a multifamily real estate investment trust, today announced that Thomas L. Brodie has been appointed President by Town and Country's Board of Trustees. Mr. Brodie will remain Co-Chief Operating Officer. Harvey Schulweis has relinquished the title of President and will remain Chairman and Chief Executive Officer of the Trust.

The Town and Country Trust is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,065 apartment homes in the Mid-Atlantic region and Florida.

Additional information regarding The Town and Country Trust can be found on the Trust's web site at http://www.tctrust.com



FOR FURTHER DETAILS CONTACT

THE TOWN AND COUNTRY TRUST:
Harvey Schulweis                          FINANCIAL RELATIONS BOARD
Chairman of the Board                     Joseph Calabrese (Investor Inquiries)
and Chief Executive Officer               (212) 827-3772
(212) 407-2150





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